   As filed with the Securities and Exchange Commission on February 28, 2001
                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ONI SYSTEMS CORP.
            (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                            77046-9657
     (State or Other Jurisdiction                          (I.R.S. Employer
     of Incorporation or Organization)                     Identification No.)

                               ONI Systems Corp.
                             166 Baypointe Parkway
                           San Jose, California 95134
          (Address of Principal Executive Offices, including Zip Code)

                          2000 Equity Incentive Plan
                       2000 Employee Stock Purchase Plan
                          (Full Titles of the Plans)

                                Hugh C. Martin
                President, Chief Executive Officer and Chairman
                               ONI SYSTEMS CORP.
                             166 Baypointe Parkway
                           San Jose, California 95134
                                (408) 965-2600
           (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:

                           Richard L. Dickson, Esq.
                              David A. Bell, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                          Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                 Amount        Proposed Maximum      Proposed Maximum      Amount of
                                                 to be        Offering Price Per     Aggregate Offering   Registration
    Title of Securities to be Registered       Registered           Share                 Price               Fee
--------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per share      6,654,453  (1)    $  37.34375 (3)      $248,502,229.22 (3)   $62,125.56
--------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per share      1,330,890  (2)    $31.7421875 (3)      $ 42,245,359.92 (3)   $10,561.34
--------------------------------------------------------------------------------------------------------------------------
Total                                         7,985,343                                                    $   72,687
==========================================================================================================================

(1) Represents shares automatically reserved for issuance upon exercise of options granted under the Registrant's 2000 Equity Incentive Plan, pursuant to the terms of such plan, on January 1, 2001. Shares issuable upon exercise of the options granted under the 2000 Equity Incentive Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 1, 2000 (Registration No. 333-38290).

(2) Represents shares automatically reserved for issuance under the Registrant's 2000 Employee Stock Purchase Plan, pursuant to the terms of such plan, on January 1, 2001. Shares reserved for issuance under the Employee Stock Purchase Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 1, 2000 (Registration No. 333-38290).

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on February 22, 2001. In the case of the Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under such plan.

                EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
                       PURSUANT TO GENERAL INSTRUCTION E

     This registration statement on Form S-8 registers an aggregate of 7,985,343 additional shares of common stock automatically reserved for issuance upon purchase or exercise of stock options granted under the Registrant's 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan, pursuant to the terms of each such plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-38290) filed with the Securities and Exchange Commission on June 1, 2000.

                                    PART II
                                    -------
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

             The Registrant's prospectuses dated October 24, 2000 filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which contain audited financial statements of the Registrant for the fiscal year ended December 31, 1999.


ITEM 8.    EXHIBITS.

      5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

     23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).

     23.02       Consent of KPMG LLP.

     24.01       Power of Attorney (see page 4).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 28th day of February, 2001.

                                 ONI SYSTEMS CORP.


                             By: /s/ Hugh C. Martin
                                 ---------------------------------------
                                 Hugh C. Martin
                                 President, Chief Executive Officer and Chairman


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hugh C. Martin, Chris A. Davis and Michael A. Dillon, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 28, 2001 by the following persons in the capacities indicated:

           Signature                  Title


/s/ Hugh C. Martin                    President, Chief Executive Officer,
----------------------------------    Chairman of the Board
            Hugh C. Martin

/s/ Chris A. Davis                    Executive Vice President, Chief Financial
----------------------------------    and Administrative Officer
Chris. A. Davis

/s/ Mathew W. Bross                   Director
----------------------------------
             Mathew W. Bross

/s/ Kevin R. Compton                  Director
----------------------------------
             Kevin R. Compton

/s/ Jonathan D. Feiber                Director
----------------------------------
             Jonathan D. Feiber

/s/ James F. Jordan                   Director
----------------------------------
             James F. Jordan

/s/ Gregory B. Maffei                 Director
----------------------------------
             Gregory B. Maffei

ONI SYSTEMS CORP.

                       REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


       Exhibit
       Number                             Exhibit Title
       -------     ---------------------------------------------------------
          5.01     Opinion of Fenwick & West LLP regarding legality of the
                   securities being registered.

         23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

         23.02     Consent of KPMG LLP.

         24.01     Power of Attorney (see page 4).